As filed with the Securities and Exchange Commission on December 13, 2007
                                                   Registration No. 333-147050


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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM F-3/A1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                        OXFORD INVESTMENTS HOLDINGS INC.
                        --------------------------------
             (Exact name of Registrant as specified in its Charter)

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           Ontario, Canada                                 Not Applicable
     (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                      Identification No.)


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                            1315 Lawrence Avenue East
                                    Suite 520
                                Toronto, Ontario
                                 Canada M3A 3R3

          (Address and telephone number of Principal Executive Offices)

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                              Elton F. Norman, Esq.
                            The Norman Law Firm PLLC
                         8720 Georgia Avenue, Suite 906
                             Silver Spring, MD 20910
                                 (301) 588 4888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                  Please send copies of all communications to:
                              Elton F. Norman, Esq.
                            The Norman Law Firm PLLC
                         8720 Georgia Avenue, Suite 906
                             Silver Spring, MD 20910






Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:


















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



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.C. or as a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to 413(b) under the Securities Act, check the following box.




                         CALCULATION OF REGISTRATION FEE

  Title of each class of                                  Proposed maximum      Proposed maximum
     securities to be                   Amount to          aggregate price     aggregate offering        Amount of
        registered                    be registered         per unit (1)           price (1)         registration fee
        ----------                    -------------         ------------           ---------         ----------------

Common shares without par value         4,395,000              $0.20             $879,000.00               $30.70



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant's common shares on the Over-the-Counter Bulletin Board on October 30, 2007.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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

The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange
Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion dated December 13, 2007.


PROSPECTUS


                             4,395,000 Common Shares

                        OXFORD INVESTMENTS HOLDINGS INC.

From time to time, the selling shareholders named in this prospectus may offer an aggregate of 4,395,000 common shares, no par value each, of Oxford Investments Holdings Inc. Of the common shares offered hereby, all common shares are issued and outstanding. The selling shareholders are identified in the table commencing on page 19. In the case of certain selling shareholders, we are registering their common shares pursuant to a contractual commitment to such selling shareholders. The registration of the common shares does not necessarily mean that the selling shareholders or their transferees will offer or sell their common shares. We will not receive any of the proceeds from the sale of common shares by the selling shareholders and will bear all expenses in connection with the preparation of this prospectus provided, however, that the selling shareholders shall bear their own underwriting discounts and commissions, selling or placement agent or broker fees and commissions and transfer taxes, if any, in connection with the sale of the common shares.

Our common shares are traded on the Over-the-Counter Bulletin Board, the principal trading market for our securities, under the symbol "OXIHF.OB". On October 30 , 2007, the closing sale price for our common shares on the Over-the-Counter Bulletin Board was US$0. 20 per share.

The shares beneficially owned by the selling shareholders may be offered for sale from time to time by the selling shareholders directly or in brokerage transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. No representation is made that any shares will or will not be offered for sale. We will not receive any proceeds from the sale by the selling shareholders of their shares.

We  have  agreed  to  indemnify  the  selling   shareholders   against   certain
liabilities, including liabilities under the Securities Act of 1933, as amended.

AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK AND ONLY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER INVESTING. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell the shares offered hereby until the registration statement filed with the Securities and Exchange Commission has been declared effective. This prospectus is not an offer to sell these securities nor is it a solicitation of an offer to buy these securities in any state where the offer and sale is not permitted.

                        Oxford Investments Holdings Inc.
                      1315 Lawrence Avenue East, Suite 520
                                Toronto, Ontario
                                 Canada M3A 3R3
                                 (416) 510-8351


                The date of this prospectus is December 13, 2007




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

                                TABLE OF CONTENTS


                                                                            page

About This Prospectus                                                          1

Prospectus Summary                                                             1

Risk Factors                                                                   3

Forward Looking Statements                                                    11

Presentation of Financial Information                                         11

Incorporation by Reference                                                    12

Where You Can Find More Information                                           12

Enforceability of Civil Liabilities                                           12

Use of Proceeds                                                               13

Determination of Offering Price                                               13

Capitalization and Indebtedness                                               14

Price History                                                                 14

Share Capital                                                                 15

Selling Shareholders                                                          19

Plan of Distribution                                                          23

Recent Developments                                                           24

Offering Expenses                                                             25

Financial Statements                                                          25

Experts                                                                       25

Legal Matters                                                                 26

Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities                                             26




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

                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (or the SEC) using a "shelf" registration process. Under this process, the selling shareholders listed in the table commencing on page 19 may, from time to time, sell the offered securities described in this prospectus in one or more offerings, up to a total of 4,395,000 common shares.

This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. This prospectus includes statements that summarize the contents of contracts and other documents that are filed as exhibits to the registration statement. These statements do not necessarily describe the full contents of such documents, and each such statement made in this prospectus or any prospectus supplement concerning any such documents filed as exhibits to the registration statement is qualified in its entirety by reference to that exhibit. You should refer to those documents for a complete description of these matters. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in our common shares. You should also read and consider the information contained in the documents that we have incorporated by reference as described below under the headings "Incorporation By Reference" and "Where You Can Find More Information" in this prospectus.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

In this prospectus, "Oxford," "Company," "we," "us" and "our" refer to Oxford Investments Holdings Inc. and its consolidated subsidiaries. References to "U.S. dollars," "US$" or "$" are to the lawful currency of the United States and references to "Canadian dollars" or "CDN$" are to the lawful currency of Canada. Unless otherwise stated, all other financial data appearing in this prospectus are expressed in United States dollars.

                               PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference. You should read the following summary together with the more detailed information regarding our Company and the shares being sold in this offering, which information appears elsewhere in this prospectus and in selected portions of our Annual Report on Form 20-F for the year ended December 31, 2006, and other documents filed with the SEC that we have incorporated by reference into this prospectus.

About Oxford

The Company was incorporated under the laws of Ontario, Canada on October 13, 2000 as a holding company under the name International E Gaming Developers Ltd. On May 17, 2001 the Company changed its name to Oxford Software Developers Inc. and on December 18, 2003 it changed its name from Oxford Software Developers Inc. to Oxford Investments Holdings Inc.

Due to recent changes in United States law with respect to Internet gaming, we are no longer involved in Internet gaming activities. During 2006, we reorganized our core business to become a provider of stored value cards for a wide variety of markets. Our products and services are aimed at capitalizing on the growing demand for stored value and re-loadable ATM/prepaid card financial products. We believe stored value cards are a fast-growing product segment in the financial services industry.



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

On or about November 30, 2006, we entered into a joint venture arrangement with the Ko Ho Management Co. Ltd. of Hong Kong. We acquired a fifty percent (50%) equity interest in the Ko Ho Group, a company wholly-owned by Mr. Benny Lee. The Ko Ho Group is an investment and management company, specializing in company mergers and acquisitions, management and marketing services in Asia Pacific with a focus in Hong Kong and China. To date through our partnership with the Ko Ho Group, we have acquired an equity interest in three Chinese companies, Arden Trading Company Ltd., Hongxin Insurance Agency and Foshan Foshantong Information Technology Co., Ltd.

Our Business

We were incorporated with the objective of capitalizing on the growth of Internet gaming and entertainment - e-gaming. However, as a result of persistent uncertainty in Internet gaming laws in various jurisdictions worldwide, particularly in the United States, we felt that it was beneficial for us to closely review our strategic planning as we move forward. As a result, we did not renew our e-gaming license and in May 2003, we initiated two business ventures to further diversify the Company's interests in the lifestyles consumables market. The first initiative was the distribution of a private line of UV-free tanning products and booths and the second initiative was the distribution of private labeled bottled spring water. We have discontinued the business of the distribution of private labeled bottled spring water. In 2006, we entered into the stored-value card and direct banking market.

Due to recent changes in United States law with respect to Internet gaming, we are no longer involved in Internet gaming activities. The Company has discontinued the business operations of Internet Gaming and private labeled bottled spring water and has focused its core operations on the direct banking and stored card value market. It has entered into the direct-banking and payment-card solutions business by concentrating its business around its "FocusKard" suite of products.


The Product and the Market

The "FocusKard" suite of products consists of an online-access account represented by a stored-value card. Stored-value cards are a substitute for cash, gift certificates, and check payments. Monetary value is added to the stored-value account before the card is used, with the value either being funded by the cardholder directly, or by the card program operator in commercial applications.

Stored-value is believed to be the most rapidly growing segment in the payment card industry. Its many applications include payroll products, gift-card products, travel products, insurance products, membership products, student products, and incentive/promotional products.

The rapid expansion of e-commerce and online banking brings new challenges to payment methods, such as the need to protect the individual's financial information, and the ease of collection for online merchants. A stored-value product such as the FocusKard expands the functionality of electronic banking, allowing new and innovative payment methods that may limit risk exposure on both sides of the transaction.

Product

FocusKard offers a complete payment solution with world-class service at competitive rates. The Company's expertise in risk management, authentication, and fraud detection has enabled us to develop a product backed with technological protections such as redundant data centers, while giving customers the security of a PIN and a zero-liability policy.

With superior customer and merchant support services available twenty-four hours a day, seven days a week, the Company expects that the FocusKard will be available in various languages and currencies. Instant customer access to a real-time paperless transaction statement will also be available.

FocusKard's revolutionary payment methods are available as a customized white-label solution to allow gift-card branding and other merchant applications, thus providing a complete turnkey product for this type of application.

The Strategy

The FocusKard platform is headlined by our e-wallet solution. This product allows for instant internet transfers of funds between customer and merchant and vice versa. The product is seamless and secure. Each user account has a loadable credit card linked to their account enabling access to funds through any point of sale (POS) or automatic teller machine (ATM) worldwide.

The programs currently underway for the "FocusKard" suite of products involve the introduction of a payroll card and a direct-debit card. The FocusKard payroll card offers employers and employees a check-free, easily distributed, instant-access method to deal with the administration of wages and employee compensation. The FocusKard direct-debit card is a consumer-loaded prepaid card for equivalent-to-cash transactions with statement benefits, and is ideal for online transactions, corporate expense cards, PIN-protected travel currency, and gift cards.

This is only the beginning of the new vision of the FocusKard products - comprehensive direct-banking and payment-card solutions tailored to the requirements of today's businesses. The goal is to continually develop innovative electronic payment products that serve a broad range of markets and are delivered on a stored-value platform technology.

Arden Trading Company Ltd.

On or about February 28, 2007, we acquired a fifty percent (50%) equity interest in Arden Trading Company Ltd. of China through our partnership with the Ko Ho Group.

Corporate Profile

Arden Trading Company Ltd specializes in the operation of customer loyalty program redemption. The Company has been in business for two years and has been profitable since its inception. Arden provides services to China Construction Bank for the Province of Guangdong, processing bonus point redemptions for the bank. Arden will expand these services into Shanghai and Beijing during 2007.

Arden's services also include gift sourcing, catalogue production, logistics, and call center customer support. It provides long-term outsourcing services to businesses in its areas of expertise. The Company's clientele include telecommunication operators, such as China Telecommunications; insurance companies; and commercial banks, such as China Construction Bank.


The Product and The Market

The Province of Guangdong, which is situated in the southern part of China mainland, covers an area of over 180,000 square kilometers (69,502 square miles) and has a permanent population of approximately 74,730,000. Guangzhou city is the main economic, communication, and cultural center of Guangdong with numerous railway and highway networks and a labyrinth of waterways.

Arden provides bonus point fulfillment services to the China Construction Bank for the Province of Guangdong. Customers are given an opportunity to redeem their points for gifts offered in Arden's catalogue. Arden is responsible for bonus points management services, receiving orders, acquiring products to fulfill the orders, and shipping the product to the Bank's customers.

Using Arden's services allows the Bank to offer an incentive program to its customers, while the Bank's customers benefit by receiving valuable gift items.

The present economic boom in China provides a growing market for all types of products and services. Arden plans to expand its geographical coverage area, in addition to taking advantage of China's growing markets. Arden has already developed a customer base in of several hundred thousand consumers. The Company has positioned itself to expand its present contract with China Construction Bank into all branches in the Provinces of Guangdong, Shanghai, and Beijing. The management team has years of experience in operating and managing call center, logistics, telemarketing, and customer relations services

The Strategy

Arden charges a service fee to the China Construction Bank to manage and fulfill the Bank's bonus points incentive program. Further income is provided by markup on the wholesale value of gift items provided by Arden. As the Company's customer base expands, bulk purchasing of gift items will reduce the wholesale price charged to Arden, thus increasing the markup income per item as well as the increasing in the number of fulfillment transactions.



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

Arden plans to develop an online catalogue of its gift items. The ecommerce version of the gift catalogue provides additional cost-cutting and income-generating opportunities for the Company. Catalogue printing costs will be reduced as more users take advantage of the continually-updated online catalogue, ordering procedures will become more automated, and additional revenue can be generated through the sale of advertising space on the web site.

Oxford's partnership with Arden will allow Oxford to enter into the loyalty and electronic payment market in China through Arden's present and projected customer base, thus ensuring the successful introduction of the FocusKard suite of payment solutions into the huge Chinese consumer card market.

Hongxin Insurance Agency

On or about March 14, 2007, we acquired a fifty percent (50%) equity interest in Hongxin Insurance Agency of China through our partnership with the Ko Ho Group.

Corporate Profile

Hongxin is an insurance agency selling insurance policies and financial instruments for most major insurance companies in China since 2004. It is under license issued by China Insurance Supervisory Committee to provide corporate and individual insurance products, risk management, and consultation services. The managing director of Hongxin, Mr. Ming-Wei Ye, as a FLMI of Loma (USA) has more than 20 years of experience in professional management of banking, insurance, and investment services.

The Product and The Market

Like Arden Trading Company Ltd., Hongxin serves the large market of the Province of Guangdong in China. China's economic prosperity is resulting in an increase in disposable income for an increasing segment of the population. Hongxin's product offerings serve this increase in wealth by protecting the value of property, through insurance; and by providing opportunities for investment, such as mutual funds and other financial instruments.

Hongxin has developed partnerships that provide the Company with a huge customer base to which the Company can market its products and services. The growing Chinese market welcomes access to the types of products and services provided by Hongxin. In addition to established relationships with some major enterprises, Hongxin has established partnership relationships with some major banks in China to provide insurance to their cardholders. Currently Hongxin is the designated sole insurance agent for the cardholders of China Construction Bank (Guangdong Branch)'s "Automotive Card". The "Automotive Card" is a roadside assistance and automotive services program, and it offers a discount on automotive insurance purchased through Hongxin.

Hongxin also has an agreement with the largest mail-ordering company in China, which has more than 4 million clients, allowing Hongxin to market its products and services to those clients. Hongxin is also licensed in Thailand, and can work within the regulated insurance business in that country.

The Strategy

Hongxin is setting up more branch offices, as well as a customer call center, and telemarketing services division. These offices and divisions will allow Hongxin to more aggressively promote its products to potential customers.

Those potential customers will initially be acquired through Hongxin's present business agreements. Hongxin will approach the China Construction Bank's "Automotive Card" members, and the 4 million clients of the largest mail-ordering company in China with offers for property insurance and other financial products, in addition to automotive insurance.

These financial products include the FocusKard suite of payment solutions, which will thus be exposed to the huge market accessed by Hongxin. Hongxin has further plans to build loyalty "gift" programs with insurance companies and financial services companies, providing customers with a further incentive to purchase Hongxin's products, and providing additional revenues to Hongxin through markup on gift items.

Foshan Foshantong Information Technology Co., Ltd.

On or about April 2, 2007, we acquired a fifty percent (35%) equity interest in Foshan Foshantong Information Technology Co., Ltd. through our partnership with the Ko Ho Group.

Corporate Profile

Foshantong is a local government initiative to build the municipality as an electronic payment model in the Pearl River Delta region and is the only prepaid card authorized by the government to be issued by a non-bank entity in the Foshan urban region. Citizens are encouraged to use this card for small payment transactions. Foshantong is an electronic payment smart card program used for public transportation and small payment transactions in the municipality and is an accepted form of payments for many designated merchants in the Foshan urban region.

The Product and the Market

The electronic purse of the card can be built into many sub-brands smart cards, such as student card, worker card, resident card, library card, or transportation card and is expected to evolve into an all around use card similar to the "Octopus" card used for the complete Hong Kong transportation system and all general shopping transactions.

Product and Strategy

Wanzhi is now converting 300,000 existing card accounts to the Foshantong Card program. The portfolio includes the existing Foshan Education One Card, Smart Cards issued to the staff of Chigo Air-Conditioning Manufacturing Co., Watson's loyalty cards, library membership cards and Foshan residential district cards. Wanzhi shall provide 500 P.O.S. (point of sale) card-processing units for use by Foshantong at merchant locations in addition to the existing 500 units now placed with merchants. A bonus point based loyalty card program and a gift card program are also being planned.

These programs may be named to Oxford's choice of a brand name. Revenues are generated from initial card fees, the merchant transaction fees and interest earned on the float (prepaid deposit). At the moment, a refundable deposit of RMB 30 is charged for the card in addition to the initial deposit of funds. The Company plans to abolish the deposit and replace it with a one-time non-refundable fee of RMB 15, but in return cardholders will be given goods and services in excess of such value.

Celebrity Tan, Inc.

Celebrity Tan, our wholly-owned subsidiary, entered the UV-free tanning market in 2003, marketing a line of instant mist tanning booths and supplies. The Company has developed a national network of sales agents to promote Celebrity Tan booths to salons, health spas, fitness centers, and hotels across Canada and in other countries, including Europe and the United States. In addition to booth sales to salon owners internationally, the first year of operation saw the set up of the Company's Ontario showroom and training facility and other showrooms introduced during 2004.

Through its experience in marketing the Celebrity Tan booth product, and through research into competing products, Celebrity Tan has developed significant product improvements, which has led the Company to recently expand its operations to include the manufacturing and development of the Celebrity Tan UV-free mist tanning booth. We intend to discontinue the operations of Celebrity Tan and sell the business as we focus our operations on the direct-banking and payment-card solutions business concentrating around our "FocusKard" suite of products.

The Product and Market

Many people enjoy the healthy look of a beautiful golden brown tan. In the past there has been a market for year-round tanning within salons. However, with increased awareness of the potential of UV light to damage skin, some people have begun to avoid conventional tanning methods. There is also a segment of the population who has skin types that resist tanning using these conventional methods.

Sunless tanning creams have been developed to serve this market, but they are difficult to apply evenly, and require the assistance of another person for hard-to-reach areas of the body. UV-free spray tanning using instant-tan booths is the latest solution for this problem. Recent media exposure has increased the awareness and demand for this service, and tanning studios are increasingly considering providing UV-free tanning to their clients. Moving into the areas of product development and manufacturing gives the Company the ability to improve upon the existing tanning booths in the market. By ensuring that end users have a satisfying result, the Company can ensure growth in this market, and develop a brand with a reputation for quality results.

Being a relatively new cosmetic tanning service, the target market is not yet fully aware of the availability and benefits of spray tanning. As market awareness increases, we believe the demand for this service will also increase. By developing and providing a superior product that addresses the needs of salons and their customers, Celebrity Tan has gained a distinct advantage over its competitors. Through continuing quality improvements and joint venture arrangements, the Company hopes to make its booths the choice of both salon owners and instant tanners alike.

The Company's manufacturing division allows the Company to benefit from the increased control over quality, production, and delivery times, while gaining from production cost savings and tax advantages.

By participating in this early stage of the UV free spray tanning market, both the Company and its customers expect to benefit from the growth in the industry. The Celebrity Tan mist tanning booth is designed to offer an upscale atmosphere, and has many features for spray consistency and personalization, customer comfort and safety, and ease of maintenance. The booth makes efficient use of the instant tanning product and can be installed in a small space. The Celebrity Tan booth is more user friendly, and easier to troubleshoot and maintain than any other booth on the market.

The Strategy

In addition to promoting the Celebrity Tan instant tanning booths through its sales representatives across Canada and in other countries, the Company expects to embark on a direct sales campaign to about 30,000 existing spa, esthetics, and fitness facilities in the upcoming year. Celebrity Tan has begun an international magazine advertising campaign in order to further promote brand recognition. The opening of Celebrity Tan 's manufacturing division will enable the Company to provide superior quality control while allowing for the development of improvements over existing booths in this market. The Company will be better able to manage delivery times, and will have the ability to ship the booth as components that will maximize the efficiency of assembly, while allowing the Company to coordinate set-up and training personnel with delivery times.

The cost reductions and tax benefits achieved by manufacturing the Celebrity Tan booth will give the Company opportunities to provide booth purchasers with more financing options. By increasing affordability to salons, we will further promote sales and corporate branding. Producing a product that is recognized for its quality will allow Celebrity Tan more opportunities in promoting the sales to independent-run operations. With the knowledge gained through previous experience with customers within the salon market, the Company has the ability to provide training for future customers and assist with site development using premium store design techniques developed specifically for the Celebrity Tan brand.

Additional income potential may be tapped through sales of the tanning product to salons, and through the launch of the "Celebrity Tan " bottled lotion for the retail market, for use when a full-body tan is not required. The Company expects to sell this retail product at existing booth locations, and through the Company 's existing Internet infrastructure.

As this industry moves forward we anticipate both salon owners and the general public will recognize Celebrity Tan as the sunless tanning system of choice.

Celebrity Tan has a strong in-house manufacturing team. The Company's on-staff equipment designer has a 23-year background in the use of air-driven spraying equipment, and has drawn upon this extensive expertise to develop what the Company believes is a distinctly superior product to others in the market. The Company's design specialists remain constantly apprised of technological innovations in UV-free spray booth equipment. The Company's presence in both the United States and its planned presence in Europe also enable its design personnel to offer significant sales and marketing advice in both markets. Although Celebrity Tan's products are sold under its own label and brand, it collaborates closely with its customers to manufacture and develop products. The design team prepares presentations for customers and with the customer's participation, develops and installs tanning booths that are relevant to the customer's specific needs. Celebrity Tan believes that the comprehensive nature of the services it offers is a major factor in the strength of its relationship with its customers.

                               About the Offering

This prospectus relates to the resale by selling shareholders of up to 4,395,000 shares of our capital stock, held by selling shareholders.

The issuances of such securities to the selling shareholders were made in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private transactions. Additional information concerning the transactions in which the shares covered by this prospectus were obtained by the selling shareholders is set forth in the section of this prospectus entitled "Selling Shareholders."

                          Sales By Selling Shareholders

The selling shareholders may offer the common shares pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common shares may be through the facilities of the OTC Bulletin Board or such other exchange or reporting system where the common shares may be traded or through private transactions. Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common shares. See "Plan of Distribution."

                             Outstanding Securities

As of October 25, 2007, there were approximately 36,338,810 common shares outstanding. On a fully-diluted basis, giving effect to and assuming the exercise of all of our stock options, we had outstanding an aggregate of approximately 37,388,810 common shares as of October 25, 2007.

                                   No Proceeds

We are not offering or selling any securities under this prospectus and will not receive any proceeds from the sale of the selling shareholder's securities. However, we will pay all costs associated with this prospectus.


                                  Risk Factors

An investment in the common shares of our Company is subject to a number of risks. We have set forth these risk factors below under the heading "Risk Factors" which you should carefully review.


                                  RISK FACTORS

You should carefully consider the risks and the information about our business described below, together with all of the other information included in this prospectus, before buying common shares in this offering. You should not interpret the order in which these considerations are presented as an indication of their relative importance to you.

We Have a Limited Operating History so It May be Difficult for You to Evaluate Our Business and Its Future Prospects

It may be difficult to evaluate our business and prospects because we have a limited operating history. We were incorporated in October 2000 and we began operations in November 2000. In our first two years of operations, we focused our business on the Internet e-gaming market, however in early 2003, we expanded our operations into the lifestyle consumables market. Through our subsidiaries Celebrity Tan, Inc. and Ontario Private Water Labeling Ltd, we entered the UV-free sunless tanning and private water labeling markets. During 2006, we entered into the stored-value credit/debit card market through our suite of "FocusKard" products and our acquisition of ownership interests of companies in China. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. The risks, expenses and difficulties that we expect to encounter include:

     o implementing an evolving and unpredictable business model that relies, in large part, on customer growth and word-of-mouth publicity among the targeted audiences;
     o building our corporate brand to attract purchasers, advertisers and affiliates, and our network brands to expand our audience;
     o increasing our product offerings on existing networks through internal development and affiliate partnerships;
     o developing and integrating new networks addressing our target audience and customer base;
     o diversifying our revenue sources by focusing on different business opportunities for a consumer market and by launching various marketing initiatives;
     o expanding our sales and marketing efforts to increase our affiliate and customer base and our reach within the stored-value card market audience;
     o    attracting, retaining and motivating qualified personnel; and
     o    responding to competitive developments.

The likelihood of success of our business plan must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with developing and expanding early stage businesses and the competitive environment in which we operate. There can be no assurance that we will effectively address the risks we face, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have a History of Operating Losses and a Significant Accumulated Deficit, and we May Not Maintain Revenue or Achieve Profitability in the Future.

We have not been profitable since our inception in October 2000. We expect to continue to incur additional losses for the next fiscal year as a result of a high level of operating expenses, significant up-front expenditures, pursuing new initiatives for the Company and our marketing activities. We have had to rely on raising money through private placement of our stock to fund our ventures and operations. While we have some revenues, we may never realize significant revenues from our core business or be profitable. Factors that will influence the timing and amount of our growth and profitability include:

     o    the success of implementing our business plan;

     o    obtaining the necessary funding to grow our business; and

     o    our ability to expand, diversify and grow our business.

Our Ability to Continue as a Going Concern

We face significant challenges in shifting from the development stage to the commercialization of the products that we offer. Our business may fail if we do not achieve significant revenue growth or obtain sufficient funding. Our accountants have raised substantial doubts about our ability to continue as a going concern. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in such a transition, and there can be no assurance that we will be successful or that we will ever achieve profitable operations.

We currently have no operating revenue.

We have no revenues and there is no certainty that we will generate revenues in the near future. If we fail to enter into license agreements or revenue sharing arrangements we will have no revenues. If we enter into such agreements the amount of the revenues we receive will depend on the terms we are able to get from each licensee or partner and the ability of each licensee or partner to compete in its particular market.

We may need to issue additional securities which may cause our shareholders to experience dilution.

Our Board of Directors has the authority to issue additional common shares or other of our securities without the prior consent or vote of our shareholders. The issuance of additional common shares would dilute the proportionate equity interest and voting power of our shareholders.

Our Capital Resources Have Not Been Generated Primarily From Operations, We May Be Dependent On Our Ability To Sell Additional Stock To Fund Continued Operations.

To date, we have generated most of our cash flow from financing activities. This has been primarily from sales of our common stock, and loans from Michael
Donaghy, our founder, President and Chief Executive Officer. We have used a significant portion of the capital we raised to fund cash outflows for operating and investing activities. Since we have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operations, there is no assurance that we will not require additional resources in the future or that we will be able to obtain financing in the amount required or terms satisfactory to us.

Our Rapid Growth May Strain Our Resources And Hinder Our Ability To Implement Our Business Strategy

Our historical growth has placed, and any further growth is likely to continue to place, a significant strain on our limited resources. If we fail to manage our growth effectively, our business could be materially adversely affected. Our ability to achieve and maintain profitability will depend on our ability to manage our growth effectively, to implement and expand operational and customer support systems and to hire personnel worldwide. We may not be able to augment or improve existing computer systems and controls or implement new systems and controls to respond to any future growth. In addition, future growth may result in increased responsibilities for our management personnel, which may limit their ability to effectively manage our business.

Operational Risks

Our revenue and operating results may fluctuate in future periods and we may fail to meet expectations, which may cause the price of our common stock to decline. As a result of our limited operating history and the emerging nature of the markets in which we compete, we are unable to forecast our revenue with precision. We anticipate that the results of our operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may affect our results of operations include, but are not limited to:

     o the addition or loss of customers for our FocusKard or stored-value card suite of products, or our failure to add new customers;
     o our ability and the ability of our affiliates to attract and retain a large retail audience for our products;
     o    our ability to attract and retain advertisers and sponsors;
     o our ability to successfully manage our relationships with our joint venture partners, particularly in the Asian market ;
     o the amount and timing of expenditures for expansion of our operations, including the acquisition of new affiliates, the hiring of new employees, capital expenditures and related costs;
     o our ability to continue to enhance, maintain and support our networks and technology and avoid system downtime; and
     o    the introduction of new or enhanced offerings by our competitors.

Security And Privacy Breaches In Our Electronic Transactions May Damage Customer Relations And Inhibit Our Growth.

Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations. We expect to electronically transfer large sums of money and store personal information about consumers, including bank account and credit card information, social security numbers, and merchant account numbers. If we are unable to protect, or consumers perceive that we are unable to protect, the security and privacy of our electronic transactions, our growth and the growth of the electronic commerce market in general could be materially adversely affected. A security or privacy breach may:

     o    cause our customers to lose confidence in our services;
     o    deter consumers from using our services;
     o    harm our reputation;
     o    expose us to liability;
     o    increase our expenses from potential remediation costs; and
     o    decrease market acceptance of electronic commerce transactions.

While we believe that we utilize proven applications designed for premium data security and integrity to process electronic transactions, there can be no assurance that our use of these applications will be sufficient to address changing market conditions or the security and privacy concerns of existing and potential subscribers.

We Rely On Third Parties To Distribute Our FocusKard and Other Stored-Value Products, Which May Not Result In Widespread Adoption.

In electronic commerce, we rely on our contracts with financial services organizations, businesses, Internet portals and other third parties to provide branding for our electronic commerce services and to market our services to their customers. These contracts are an important source of the growth in demand for our electronic commerce products. If any of these third parties abandon, curtail or insufficiently increase their marketing efforts, it could have a material adverse effect on our business, financial condition and results of operations.

If We Do Not Respond To Rapid Technological Change Or Changes In The Industry Standards, Our Products And Services Could Become Obsolete And We Could Lose Our Existing And Future Customers.

If our competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing product and service offerings, proprietary technology and systems may become obsolete. Further, if we fail to adopt or develop new technologies or to adapt our products and services to emerging industry standards, we may lose current and future customers, which could have a material adverse effect on our business, financial condition and results of operations. The electronic commerce industry is changing rapidly. To remain competitive, we must continue to enhance and improve the functionality and features of our products, services and technologies.

Changes In Banking Regulations Could Hurt Our Business.

We have designed our systems and card programs to comply and work in association with applicable banking rules and regulations. A change of those rules and regulations could require us to dramatically alter our software programs, the hardware upon which we operate and our implementation and operation of stored value cards. Such changes could be costly or impractical and we may not be able to modify our operations and technology to comply with dramatic changes in banking regulations.

Changes In The Patriot Act Could Impede Our Ability To Circulate Cards That Can Be Easily Loaded Or Issued.

Our current screening process is designed to comply with the United States Patriot Act requirements that financial institutions know their cardholders. If the Patriot Act or subsequent legislation increases the level of scrutiny that we or our affiliated banks or the load or point of purchase locations are required to adopt to know their customers, it may be costly or impractical for us to continue to profitably issue and load cards for our customers or even comply with new regulations.

If Major Banks Begin To Target The Sub-Prime Market, It Will Create Substantial Competition For Us And Our Products And Services.

We operate among major financial institutions, providing products and services designed to service the sub-prime credit market. Large and small banks alike have traditionally not sought the typically unprofitable and undesirable sub-prime market. This allows the symbiotic relationship between us and banks, where the banks get access to the cumulative deposits of the cardholders, without the trouble of administering thousands of very small individual accounts of less reliable depositors. If banks decide to directly target the sub-prime market before we are able to establish a strong foothold, we will not be able to compete with established banks which have substantially greater resources.

Credit Card Fraud or Computer Hacking Could Substantially Harm Us And Our Operators.

As with any technology company, we are always at risk of computer fraud, hacking or other electronic crime. While we believe that we have adopted substantial systems to recognize and prevent computer fraud and hacking, the relentlessness of hackers means no system is yet absolutely secure. Due to our limited financial resources, any substantial computer crime and particularly an electronic embezzlement, would adversely affect our ability to continue as a going concern.

Internal Processing Errors Could Result If We Fail To Appropriately Deduct Transactions From Customer Accounts.

In the event of a system failure that goes undetected for a substantial period of time, we could allow transactions on blocked accounts, false authorizations, fail to deduct charges from accounts or fail to detect systematic fraud or abuse. Errors or failures of this nature could immediately adversely impact us, our credibility and our financial standing.

Key Individual

Our future success will depend to a significant extent on the continued services of senior management and other key personnel, particularly Michael Donaghy, our founder, President and Chief Executive Officer. Any loss of a key employee could have a detrimental effect on our business. Currently no key-man insurance is in place with respect to Mr. Donaghy or any of our other personnel.

We may be materially affected if we are unable to attract, retain and motivate key employees.

Our future success depends, in large part, on our ability to attract, retain and motivate key employees. We face significant competition for individuals who possess the skills required to design, develop, manufacture, and market our technologies. A failure to recruit or retain personnel could have a material adverse effect on our business, financial condition and results of operations.

We  Currently  Depend  On the Sale of a few  Products  to  Generate  Most of Our
Revenue

We expect the sales of our stored-value cards to constitute most of our revenue for the foreseeable future. If customers do not purchase our products, we do not currently offer any other products or services that would enable us to generate significant revenue or to become profitable.

We May Not Have Sufficient Capital To Fund Our Operations And Additional Capital May Not Be Available On Acceptable Terms if At All.

If we do not have sufficient capital to fund our operations, we may be forced to discontinue product development, reduce our sales and marketing efforts or forego attractive business opportunities. Any of these outcomes could adversely impact our ability to respond to competitive pressures and could have a material adverse effect on our business, financial condition and results of operations.

Protection and Enforcement of Intellectual Property Rights

We regard the protection of trademarks, copyrights and other proprietary rights as important to our success and competitive position. We do not have any patented technology that would prevent competitors from entering our market. Although we seek to protect our trademarks, copyrights and other proprietary rights through confidentiality and "non-compete" agreements and common law precedents, these actions may be inadequate to protect them or to prevent others from claiming violations of their patents, trademarks, copyrights and other proprietary rights. As a result, third parties could claim infringement by us with respect to current or future services.

We currently license and may in the future license certain technologies from third parties, which may subject us to infringement actions based upon the technologies licensed from these third parties. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of our technical and management personnel. These third party technology licenses may not continue to be available to us on commercially reasonable terms. The loss of the ability to use such technology could require us to obtain the rights to use substitute technology, which could be more expensive or offer lower quality or performance, and therefore have a material adverse effect on our business financial condition and results of operations.

                    Risks Associated With Foreign Operations

Substantially All of Our Revenue Will be Derived From Fees In Foreign Countries.

It is anticipated that substantially all of our revenue will be derived from fees in foreign countries. In addition, there are certain difficulties and risks inherent in doing business internationally, including the burden of complying with multiple and often conflicting regulatory requirements, foreign exchange controls, potential restrictions or tariffs that may be imposed, potentially adverse tax consequences and tax risks, as well as political and economic instability. Changes in the political, regulatory and taxation structure of jurisdictions in which we operate and in which our affiliates, partners or customers are located could have a material adverse effect on our business, revenues, operating results and financial condition.

Likewise, our ability to expand our business in certain countries, including China, will require modification of our products, particularly domestic language support. There can be no assurance that we will be able to sustain or increase revenue derived from international operations or that we will be able to penetrate linguistic, cultural or other barriers to new foreign markets. The failure to sustain or increase revenue from international operations could have a material adverse effect on our business, revenues, operating results and financial condition.

Our financial results are reported in United States currency, which is subject to fluctuations in respect of the currencies of the countries in which we operate. Fluctuations in the exchange rate of the U.S. dollar and the Canadian dollar could have a positive or negative effect on our reported results. Given the constantly changing currency exposures and the substantial volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations upon future operating results. There can be no assurance that we will not experience currency losses in the future which could have a material adverse effect on our business, revenues, operating results and financial condition.

Uncertainty of Enforcement of U.S. Laws and Judgments against Foreign Persons

We and our wholly-owned subsidiaries through which we operate are organized under the laws of the Province of Ontario, Canada and St. Johns, Antigua, respectively; our executive offices are in Canada, our directors and officers and certain of our advisers are residents of Canada, and a substantial portion of our assets and assets of those persons are located outside the United States. As a result, it may be difficult for you to initiate a lawsuit in the United States against us or these non-U.S. residents, or to enforce any judgment obtained in the United States against us or any of these persons.

Consequently, you may be deterred or prevented from pursuing remedies under United States federal securities laws against us or other non-United States residents.

Our Operating Results may be Impacted by Foreign Exchange Rates

Substantially all of our revenue is expected to be earned in U.S. dollars. A significant portion of our expenses is incurred in Canadian dollars. Changes in the value of the Canadian dollar relative to the U.S. dollar may result in currency translation gains and losses and could adversely affect our operating results. To date, foreign currency exposure has been minimal. However, in the future we may consider hedging all or a significant portion of our annual estimated Canadian dollar expenses to minimize our Canadian dollar exposure.

We may be materially affected by global economic and political conditions.

Our ability to generate revenue may be adversely affected by uncertainty in the global economy and could also be affected by unstable global political conditions. Terrorist attacks or acts of war could significantly disrupt our operations and the operations of our future customers, suppliers, distributors, or resellers. We cannot predict the potential impact on our financial condition or our results of operations should such events occur.

                    Risk Factors Related To Owning Our Stock

Control By Existing Shareholders; Anti-Takeover Effects

As of October 25, 2007, Michael Donaghy, our sole director, directly and indirectly through his spouse, beneficially owned approximately 9,800,000 shares or 26.97% of our outstanding common shares. As a result, Mr. Donaghy can exert substantial influence over us and influence most matters requiring shareholder approval, including the election of directors, and thereby exercise significant control over our affairs. The voting power of Mr. Donaghy under certain circumstances could have the effect of delaying or preventing a change in our control, the effect of which may be to deprive you of a control premium that might otherwise be realized in connection with our acquisition.

No Established Public Trading Market

Our shares began trading on the Over the Counter Bulletin Board (OTCBB) in May 2004, however, at present our shares are thinly traded, and there is no assurance that a significant trading market will develop, or if developed, that such market will be sustained.

Possible Volatility of Stock Price

Many factors could affect the market price of our common shares. These factors include but are not limited to:

     o    Variations in our operating results;
     o    Variations in industry growth rates;
     o Actual or anticipated announcements of technical innovations or new products or product enhancements by us or our competitors;
     o General economic conditions in the markets for our products and services;
     o    Divergence of our operating results from analysts' expectations; and
     o    Changes in earnings estimates by research analysts.

In particular, the market prices of the shares of many companies in the technology and emerging growth sectors experience wide fluctuations that are often unrelated to the operating performance of such companies. When the market price of a company's stock drops significantly, shareholders often institute securities class action lawsuits against that company. Such a lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

Our common stock trades in the over-the-counter market on the OTCBB. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the value of, our common stock. Because our common stock is subject to federal securities rules affecting penny stock, the market liquidity for our common stock may be adversely affected.

Our common stock could become subject to additional sales practice requirements for low priced securities. Our common stock could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker-dealers that sell our shares of common stock to persons other than established customers and "accredited investors" or individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses.

Rule 15g-9 requires a broker-dealer to make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell any of our securities in the secondary market; the rule generally define a "penny stock" to be any non-Nasdaq equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions; requires broker dealers to deliver, prior to a transaction in a penny stock, a risk disclosure document relating to the penny stock market.

Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, the rule requires that broker dealers deliver to customers monthly statements that disclose recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our common shares and volume of our common shares may be volatile.

Our shareholders may be unable to sell a significant number of our common shares on the NASD OTC-BB without a significant reduction in the price of the shares.

Furthermore, there can be no assurance that we will be able to meet the listing requirements of, or achieve listing on, any other stock exchange. The market price of the common shares may be affected significantly by factors such as fluctuations in our operating results, announcements of technological innovations or new products by us or our competitors, action by governmental agencies against us or the industry in general, developments with respect to patents or proprietary rights, public concern as to the safety of products developed by us or others, the interest of investors, traders and others in public companies such as ours and general market conditions. In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small capitalization companies, have experienced fluctuations which have not necessarily been related to the operating performance, underlying asset values or business prospects of such companies.

Our stock is subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock and adversely affect the stock's market price and liquidity.

Our common shares constitute "penny stock" under applicable regulations of the Securities and Exchange Commission. Penny stock is defined as shares of stock that (a) are issued by a company that has less than $5,000,000 in net tangible assets and has been in business less than three years, by a company that has less than $2,000,000 in net tangible assets and has been in business for more than three years, or by a company that has average revenues of less than $6,000,000 for the last three years; (b) have a market price of less than $5 per share; and (c) are not quoted on the NASDAQ National Stock Market or listed on a U.S. stock exchange. The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and institutional accredited investors. Broker-dealers participating in sales of our stock will be subject to the so called "penny stock" regulations covered by Rule 15g-9 under the Securities Exchange Act of 1934, as amended, also referred to herein as the Exchange Act). Under the rule, broker-dealers must furnish to all investors in penny stocks a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for a transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that the transactions in penny stocks are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives, and obtain from the person a manually signed and dated copy of the written statement. Our common shares are subject to the penny stock regulations, which may discourage brokers from effecting transactions in the common shares. This would decrease market liquidity, adversely affect market price and make it difficult for you to use the common shares as collateral.

We do not anticipate paying dividends.

We have never paid a dividend on our securities and we do not anticipate paying dividends in the foreseeable future.

The rights of our shareholders may differ from the rights typically afforded to shareholders of a U.S. corporation.

We are incorporated under the Business Corporations Act (Ontario), also referred to herein as the Business Corporations Act (Ontario). The rights of holders of our common shares are governed by the laws of the Province of Ontario, including the Business Corporations Act (Ontario), by the applicable laws of Canada, and by our Articles of Incorporation and all amendments thereto, also referred to herein as the Articles, and our By-laws. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. The principal differences include without limitation the following:

Under the Business Corporations Act (Ontario), we have a lien on any common share registered in the name of a shareholder or the shareholder's legal representative for any debt owed by the shareholder to us. Under U.S. state law, corporations generally are not entitled to any such statutory liens in respect of debts owed by shareholders.

With regard to certain matters, we must obtain approval of our shareholders by way of at least 66 2/3% of the votes cast at a meeting of shareholders duly called for such purpose being cast in favor of the proposed matter. Such matters include without limitation: (a) the sale, lease or exchange of all or substantially all of our assets out of the ordinary course of our business; and
(b) any amendments to our Articles including, but not limited to, amendments affecting our capital structure such as the creation of new classes of shares, changing any rights, privileges, restrictions or conditions in respect of our shares, or changing the number of issued or authorized shares, as well as amendments changing the minimum or maximum number of directors set forth in the Articles. Under U.S. state law, the sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation generally requires approval by a majority of the outstanding shares, although in some cases approval by a higher percentage of the outstanding shares may be required. In addition, under U.S. state law the vote of a majority of the shares is generally sufficient to amend a company's certificate of incorporation, including amendments affecting capital structure or the number of directors. Under certain circumstances the board of directors may also have the ability to change the number of directors under U.S. state law.

Under rules of the Ontario Securities Commission, a meeting of shareholders must be called for consideration and approval of certain transactions between a corporation and any "related party" (as defined in such rules). A "related party" is defined to include, among other parties, directors and senior officers of a corporation, holders of more than 10% of the voting securities of a corporation, persons owning a block of securities that is otherwise sufficient to affect materially the control of the corporation, and other persons that manage or direct, to a substantial degree, the affairs or operations of the corporation. At such shareholders' meeting, votes cast by any related party who holds common shares and has an interest in the transaction may not be counted for the purposes of determining whether the minimum number of required votes have been cast in favor of the transaction. Under U.S. state law, a transaction between a corporation and one or more of its officers or directors can generally be approved either by the shareholders or a by majority of the directors who do not have an interest in the transaction. Corporations that are listed on a U.S. securities exchange or are quoted on Nasdaq may also be required to have transactions with officers and directors and other related party transactions reviewed by an audit committee comprised of independent directors.

There is no limitation imposed by our articles or other charter documents on the right of a non-resident to hold or vote our common shares. However, the Investment Canada Act , also referred to herein as the Investment Act, as amended by the World Trade Organization Agreement Implementation Act, also referred to herein as the WTOA Act, generally prohibits implementation of a reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a "Canadian," as defined in the Investment Act, unless, after review, the minister responsible for the Investment Act is satisfied that the investment is likely to be a net benefit to Canada. An investment in our common shares by a non-Canadian would be reviewable under the Investment Act if it were an investment to acquire direct control of Oxford, and the value of our assets were CDN $5.0 million or more. However, an investment in our shares by a national of a country (other than Canada) that is a member of the World Trade Organization or has a right of permanent residence in such a country (or by a corporation or other entity that is a "WTO Investor-controlled entity" pursuant to detailed rules set out in the Investment Act) would be reviewable at a higher threshold of CDN $223 million in assets, except for certain economic sectors with respect to which the lower threshold would apply. A non-Canadian, whether a national of a WTO member or otherwise, would acquire control of Oxford for purposes of the Investment Act if he or she acquired a majority of our common shares. The acquisition of less than a majority, but at least one-third of our common shares, would also be presumed to be an acquisition of control of Oxford, unless it could be established that Oxford was not controlled in fact by the acquirer through the ownership of voting shares. The United States is a WTO Member for purposes of the Investment Act. Certain transactions involving our common shares would be exempt from the Investment Act, including:

     o an acquisition of our common shares if the acquisition were made in connection with the person's business as a trader or dealer in securities;

     o an acquisition of control of Oxford in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and



     o an acquisition of control of Oxford by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control of Oxford, through the ownership of voting interests, remains unchanged. Under U.S. law, except in limited circumstances, restrictions generally are not imposed on the ability of non-residents to hold a controlling interest in a U.S. corporation.


                           FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about our business and the industry in which we operate, management's beliefs, and assumptions made by management. In addition, we may make forward-looking statements in future filings with the SEC and in written material, press releases and oral statements issued by or on behalf of us. Words such as "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks" and "estimates," variations on such words and similar expressions and the negatives thereof are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Actual results could differ materially from those expressed or forecasted in these forward-looking statements as a result of various factors, including those described in the "Risk Factors" section beginning on page 3. This list of factors is not exclusive and other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements.

All forward-looking statements in this prospectus are based on information available to us on the date hereof. We may not be required to publicly update or revise any forward-looking statements that may be made by us or on our behalf, in this prospectus or otherwise, whether as a result of new information, future events or other reasons. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                      PRESENTATION OF FINANCIAL INFORMATION

Our financial statements are all expressed in United States dollars. Assets and liabilities denominated in Canadian dollars or other foreign currencies dollars have been converted into United States dollars at the Noon Buying Rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on the date of the applicable financial statement. Transactions that were conducted in Canadian dollars or other foreign currencies have been converted into United States dollars using the average monthly rate of exchange which rates approximates the rate of exchange prevailing at the date of such transactions. On October 25, 2007, the Noon Buying Rate was U.S.$1.00 to CDN $1.0473.

                       ENFORCEABILITY OF CIVIL LIABILITIES

Oxford is incorporated under the laws of the Province of Ontario. Additionally, our directors and executive officers are non-residents of the U.S., and all or a substantial portion of the assets of such persons are located outside the U.S. As a result, should any investor commence an action in the U.S. against Oxford or its directors or executive officers, Oxford or its directors or officers, as the case may be, may be able to insist that any action against them take place in the jurisdiction of the Province of Ontario. In addition, if an investor were to obtain a U.S. judgment against Oxford or its directors or executive officers, there is doubt as to the enforceability of such U.S. judgment in Canada.

                                 USE OF PROCEEDS

All of the common shares offered by this prospectus are being offered by the selling shareholders listed in the table commencing on page 19. We will not receive any proceeds from sales of common shares by the selling shareholders. We will pay all of the expenses of the offering, including the expenses of the selling shareholders, other than any underwriters' discounts and commissions and any fees and disbursements of counsel to the selling shareholders. We expect that the selling shareholders will sell their common shares as described under "Plan of Distribution".

                         DETERMINATION OF OFFERING PRICE

The selling shareholders may offer and sell our common shares on the Over-the-Counter Bulletin Board at prevailing market prices. The selling shareholders may also offer and sell the common shares in privately negotiated transactions at prices other than the market price.


                         CAPITALIZATION AND INDEBTEDNESS

The  following   table  sets  forth,   on  a  United  States  GAAP  basis,   our
capitalization and indebtedness,  as of September 30, 2007. This table should be read in conjunction  with our  consolidated  financial  statements for the three years ended  December 31, 2006,  2005 and 2004 set forth in our Annual Report on
Form 20-F for the year ended December 31, 2006.


SHARE CAPITAL                                         Number of shares                                US$

Authorized
----------

Common Shares                   Unlimited number of common shares without par value


Issued and Outstanding
----------------------




 SHAREHOLDERS' EQUITY

Common Shares                                                                                   $5,247,816.00

Contributed surplus                                                                                690,888.00

Deficit                                                                                           ( 6,378,460)

Total Capitalization                                                                                ($439,756)


                                 DIVIDEND POLICY

We have never paid cash dividends on our common shares. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, future restrictions in any agreements to which we are a party, current and anticipated cash needs and plans for expansion.


                                  PRICE HISTORY

The following table sets forth the range of high and low closing sale prices for our common shares for the periods indicated, as reported by the Over-the-Counter Bulletin Board. These prices do not include retail mark-ups, markdowns, or commissions. The table below sets forth the high and low sales prices for Common Shares in U.S. Dollars as reported for the periods specified. Our common shares are traded in the United States and are quoted on the Over-the-Counter Bulletin Board under the symbol OXIHF.OB. The common shares are not quoted or listed in Canada.

                                                         US$              US$
                                                         High             Low


Fiscal Year Ended

December 31, 2004                                       $0.55             $0.10

December 31, 2005                                        0.15              0.01

December 31, 2006                                        1.19              0.04

Fiscal Year Ended December 31, 2004

Second Quarter                                           0.55              0.10

Third Quarter                                            0.55              0.20

Fourth Quarter                                           0.25              0.10


Fiscal Year Ended December 31, 2005

First Quarter                                            0.15              0.06

Second Quarter                                           0.15              0.02

Third Quarter                                            0.08              0.01

Fourth Quarter                                           0.08              0.06


Fiscal Year Ended December 31, 2006

First Quarter                                            0.10              0.04

Second Quarter                                           0.50              0.13

Third Quarter                                            1.19              0.27
                                                         0.40              0.28
Fourth Quarter


Fiscal Year Ended December 31, 2007

First Quarter                                            0.85              0.34

Second Quarter                                           0.65              0.38
                                                         0.60              0.25
Third Quarter


Fourth Quarter (through October 30, 2007                 0.35              0.20


On October 30, 2007, the closing price of a common share as reported on the Over-the-Counter Bulletin Board was $0.20 per share.


                          DESCRIPTION OF OUR SECURITIES

General

Our authorized share capital consists of an unlimited number of common shares, no par value. As of October 25, 2007, we had 36,338,810 common shares issued and outstanding. We have no authorized preferred shares.

Common Shares

Each common share is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All common shares are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings. There are no preemptive rights to purchase any additional, unissued common shares.

All  of  our   outstanding   common  shares  are  issued  pursuant  to  the  due
authorization  of our Board of  Directors.  Neither  the  Company nor any of its
subsidiaries holds common shares.

Impact of The "Penny Stock" Rules on Buying or Selling Our Common Stock

The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions. Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.


                              SELLING SHAREHOLDERS

The  selling  shareholders  are  offering  up  to  4,395,000  common  shares  in
connection   with  this  Offering.   The  following  table  sets  forth  certain
information  provided to us by the  selling  shareholders  regarding  the common shares beneficially owned by such selling shareholders.  To our knowledge,  each of the selling  shareholders  has sole  investment  power and sole voting power, except where joint ownership is indicated.

                                  COMMON SHARES


                                       Beneficially Owned Before              Beneficially Owned After
                                               Offering                              Offering

                                                        Number to
Selling Shareholder                  Number(1)          be Sold(2)           Number            Percent*
-------------------                  ---------          ----------           ------            --------


Michael Donaghy (3)                  9,800,000          1,500,000          8,300,000            22.84
1315 Lawrence Avenue East
Suite
Toronto ON M3A 3R3
Canada



                                       20

ChargeX Inc                          1,700,000          1,700,000                  0               **
PO Box 657, Carribean Place
Leeward Highway
Providencials
Turks & Caicos Islands
British West Indies


Perry Harris (5)                     1,040,000            200,000            840,000             2.31
811 Little Leaf Court
Whitby Ontario M2J 4Y8
Canada

Hon. Douglas Lewis (6)                 200,000            200,000                 0                **
77 Colowater Street, E
Orillia, Ontario L3V 6WI
Canada

Fogler, Rubinoff LLP                    95,000             95,000                  0               **
95 Wellington Street West Ste 1200
Toronto, Ontario M5J 2Z9
Canada

Victor DeLaet                        1,404,166            200,000          1,204,166             3.31
102 Rockborough Park, N.W.
Calgary, Alberta T3G 5T1
Canada

Martha Ham                                   0            200,000                  0               **
116 Craighurst Avenue
Toronto, Ontario M4R 1K2
Canada

Elton F. Norman (10)                   300,000            300,000                  0               **
8720 Georgia Avenue, Ste 906
Silver Spring, MD 20910




* Percentages are based on 36,338,810 common shares that were issued and outstanding as of October 25, 2007 and do not take into account common shares issuable upon exercise of outstanding options. However in computing the number of shares beneficially owned by each selling shareholder, such selling shareholder has been deemed to beneficially own all securities which such person has the right to acquire within 60 days of the date of this prospectus.

** Less than one percent.

(1) This number assumes that all of the stock options issued to the selling shareholders have been or will be exercised. The number of common shares being offered consists of 4,395,000 common shares and no common shares issuable upon exercise of stock options.

(2) We do not know when or in what amounts the selling shareholders may offer for sale the common shares pursuant to this offering. The selling shareholders may choose not to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the common shares pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the common shares, we cannot estimate the number of common shares that the selling shareholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling shareholders will have sold all of the common shares covered by this prospectus upon the completion of the offering but none of any of their other holdings in our company.


(3) Michael Donaghy, President and Chief Executive Officer of the Company, acquired the shares being registered on his behalf from the Company as payment for debts owed to Mr. Donaghy by the Company.

(4) Mr. Brent Pickles has voting or investment control. ChargeX acquired the shares being registered on its behalf as an assignment from Mr. Pickles. Mr. Pickles acquired such shares in in connection with a joint venture partnership between Serenity Investments Holdings Corp., a British Virgin Islands corporation and the Company. The transaction is more fully described in the section of this prospectus entitled "Recent Developments." The Joint Venture Agreement is attached as Exhibit 4.9 to the registration statement of which this prospectus forms a part.

(5) Perry Harris is a former employee of the Company. He acquired the shares being registered on his behalf from the Company as payment in full for his prior services to the Company.

(6) Hon. Douglas Lewis is a member of our Board of Directors. He acquired the shares being registered on his behalf from the Company as payment in full for his prior services to the Company.

(7) Michael H. Appleton, Managing Partner of Fogler, Rubinoff LLP, has voting or investment control. Fogler, Rubinoff LLP acquired the shares being registered on its behalf from the Company as payment in full in lieu of fees for prior legal services to the Company.

(8) Mr. DeLaet acquired the shares being registered on his behalf from the Company as payment in full for his prior services to the Company.

(9) Ms. Ham acquired the shares being registered on her behalf as an assignment from Thomas Sheppard. Thomas Sheppard acquired such shares as payment in full for prior legal services to the Company. Mr. Sheppard is a principal of Sheppard Shalinsky Brown, Barristers & Solicitors, our Canadian counsel in connection with this offering.

(10) Mr. Norman is the principal of The Norman Law Firm PLLC, our United States counsel in connection with this offering. Mr. Norman acquired the shares being registered on his behalf from the Company as payment in full in lieu of fees for prior legal services to the Company.



Except as noted above, none of these selling shareholders has held any position or office or to our knowledge has or has had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of our ordinary shares.

                              PLAN OF DISTRIBUTION

We are registering the common shares on behalf of the selling shareholders. We will bear all costs, expenses and fees in connection with the registration of the common shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of common shares, as well as any fees and disbursements of counsel to the selling shareholders.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
                                       22

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain of the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Pursuant to registration rights agreements with certain of the selling shareholders, we have agreed to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by such registration rights agreements have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which such shares may be sold pursuant to Rule 144(k) of the Securities Act.

                     THREE YEAR HISTORY OF OUR SHARE CAPITAL

History of our share capital for the last three years, identifying events during such period which have changed the amount of our issued capital, is incorporated hereby by reference to Note 14 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2006 on Form 20-F filed with the Commission on July 2, 2007.

                               RECENT DEVELOPMENTS

The following summarizes recent material events relating to our business, including material changes in our affairs that have occurred since December 31, 2006, the end of the most recent fiscal year for which audited financial statements are included in the registration statement of which this prospectus is a part. This discussion should be read in conjunction with the other information included in this prospectus, including "Risk Factors" beginning on page 3. You should also refer to the information contained in the documents incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2006 and the audited financial statements contained therein.

On January 5, 2007, the Company granted 250,000 stock options to an arm's length company for services provided with an exercise price of $0.15. The options expire no later than 10 years from the date of grant. As at August 10, 2007, these options had not been exercised.

On January 5, 2007, the Company granted 250,000 options to a consultant with an exercise price of $0.15. The options expire no later than 10 years from the date of grant. As at October 25, 2007, these options had not been exercised.

Subsequent to December 31, 2006, the Company issued 6,233,000 common shares for a total consideration of $1,146,400, cash. This offering was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

In January 2007, the 800,000 stock options that were outstanding at December 31, 2006 were exercised by a director of the Company for proceeds of $120,000. As payment for these options, the Company reduced the amount of its outstanding liability to this directory by the same amount.

On February 28, 2007, the Company acquired 50% of Arden Trading Company Ltd. of China through Oxford's JV partner, Ko Ho Management Ltd ("Ko Ho"). The Company paid RMB 750,000 ($96,923 U.S.) and issued 250,000 common shares.

On March 14, 2007, the Company acquired 50% of Guangzhou Hongxin Insurance Agency Co. ("Hongxin"), a company operating in the People's Republic of China, through the Company's JV partner, the Ko Ho Management Ltd ("Ko Ho"). The Company issued 160,000 common shares to persons designated by Hongxin.

On April 2, 2007, the Company acquired 35% of Foshan Foshantong Information Technology Co Ltd. ("Foshan") from Wanzhi Electron S & T Co. Ltd. ("Wanzhi") through the Company's JV partner, Ko Ho. As consideration, Ko-Ho will inject RMB 2,000,000 into Foshan and the Company will issue 750,000 common shares.

On July 19, 2007 the Company entered into a joint venture partnership with Serenity Investments Holdings Corp., a British Virgin Islands corporation, to obtain a Payment Processing Engine and an E-Wallet Platform that will provide the technology for the backbone to the Company's FocusKard suite of payment solutions. The Company issued 1,700,000 common shares in connection with this joint venture.

                                OFFERING EXPENSES

We will bear all costs, expenses and fees in connection with the registration of the common shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of common shares, as well as any fees and disbursements of counsel to the selling shareholders.

The following table sets forth the estimated expenses payable by us in connection with the offering described in this registration statement. All amounts are subject to future contingencies other than the SEC registration fee.


                                                                   $

Securities and Exchange Commission Registration Fee                   -----

Printing and Engraving Expenses                                       1,000

Legal Fees and Expenses                                               7,500

Accounting Fees and Expenses                                          1,000

Blue Sky Qualification Fees and Expenses                               2500

Miscellaneous                                                         5,000

Total                                                                17,000


                                     EXPERTS

The consolidated financial statements for the year ended December 31, 2006, which are incorporated by reference herein from our Annual Report on Form 20-F for the year ended December 31, 2006, have been incorporated in reliance on the report of Danziger Hochman Partners LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements for the year ended December 31, 2005, which are included for comparative purposes in our financial statements for the year ended December 31, 2006, are incorporated by reference herein in reliance on the report of Danziger Hochman Partners LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements for the year ended December 31, 2004, which are included for comparative purposes in our financial statements for the year ended December 31, 2006, are incorporated by reference herein in reliance on the report of Williams & Webster, P.S. independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

Certain legal matters in connection with the common shares offered hereby are being passed upon for us by Sheppard Shalinsky Brown, Barristers & Solicitors, our Canadian legal advisors. We are being represented as to matters of U.S. law by The Norman Law Firm PLLC, Washington, D.C. U.S. counsel to the Company. Elton
F. Norman, a principal of The Norman Law Firm PLLC, is one of the selling shareholders named herein and may offer up to 300,000 common shares for sale pursuant to this prospectus.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer's or director's duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Canadian experts named in this prospectus, most of whom reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

                              FINANCIAL STATEMENTS

Audited financial statements for the fiscal year ended December 31, 2006 are contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2006, which is incorporated by reference herein.

Our fiscal year ends on December 31 each year. Where this prospectus refers to a particular year, this means the fiscal year unless otherwise indicated.

                           INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference documents we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

          (i) our Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the SEC on July 2, 2007; and


          (ii) our Report on Form 6-K for the month of March, 2007 (filed with the SEC on March 8, 2007), our Report on Form 6-K for the month of March, 2007 (filed with the SEC on March 16, 2007), our Report on Form 6-K for the month of May, 2007 (filed with the SEC onMay 11, 2007) ), our Report on Form 6-K for the month of July, 2007 (filed with the SEC on July 25, 2007), and our Report on Form 6-K for the month of September, 2007 (filed with the SEC on September 18, 2007).


All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus. Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment to the registration statement, any subsequent prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Oxford Investments Holdings Inc., 1315 Lawrence Avenue East, Suite 520, Toronto, Ontario M3A 3R3, Canada, Attention: Michael Donaghy, telephone (416) 510-8351.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

We file and submit reports, including annual reports on Form 20-F, and other information with the Securities and Exchange Commission pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20459. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement of which this prospectus is a part, and other public filings with the SEC, are also available on the website maintained by the SEC at http://www.sec.gov.

TABLE OF CONTENTS

Page







                                   -----------




                        OXFORD INVESTMENTS HOLDINGS INC.




                             4,395,000 common shares




                                   PROSPECTUS







You should rely only on the information contained in this prospectus or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. Our business may change after the date of this prospectus. Delivery of this document and any sale of securities made hereunder does not mean otherwise.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the Company's Articles of Incorporation or By-laws, or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Our by-laws provide that the Company shall indemnify its directors and officers, its former directors or officers, or a person who acts or acted at the Company's request as a director or officer of a corporate entity of which the Company is or was a shareholder or creditor, and each such person's heirs and legal representatives, against all costs, charges and expense, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or other corporate entity. The Company may also indemnify such persons, with the approval of the court in respect of an action by or on behalf of the Company or other corporate entity to procure a judgment in its favor to which any such person is made a party by reason of being or having been a director or officer of the Company or such corporate entity, against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of the Company; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, any such person may be indemnified if he had reasonable grounds for believing that his conduct was lawful.

Additionally, the Business Corporations Act (Ontario) (the statute under which we were incorporated and we are subsisting), provides that:

(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(2) A corporation may, with the approval of the court, indemnify a person referred to in clause (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1) (a) and (b).

(3) A person referred to in clause (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfils the conditions set out in clauses (1) (a) and (b).

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in clause (1) against any liability incurred by the person,
(a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in clause (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6) Upon an application under clause (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The Company may purchase and maintain insurance for the benefit of the directors or officers of the Company, former directors or officers of the Company or persons who act or acted at the Company's request as a director or officer of a corporate entity of which the Company is or was a shareholder or creditor, and each such person's heirs and legal representatives, against any liability incurred by him, in his capacity as a director or officer of the Company, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Company; or in his capacity as a director or officer of another corporate entity where he acts or acted in that capacity at the Company's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate. The Company currently maintains Directors and Officers Liability insurance coverage consistent with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

Item 9. Exhibits

    4.1        Articles of Incorporation of the Company (1)

    4.4        By-Laws of the Company (1)

    4.5        Specimen Stock Certificate (1)

    4.6 Form of Subscription Agreement by and among the Company and the Purchasers named therein with respect to the Private Placement commencing in October 2006* (the Company entered into separate Subscription Agreements all substantially similar in form and content to this form of Subscription Agreement)

    4.7        Oxford Investments Holdings Inc.  Non-Qualified Stock Option Plan
               (2)

    4.8        Oxford  Investments  Holdings  Inc.  Non-Qualified  Stock  Option
               Agreement (2)

    4.9 Joint Venture Agreement between the Ko Ho Group and Oxford Investments Holdings Inc. (2)

    4.10 Share Purchase Agreement between Ko Ho Group and Arden Trading Company Ltd. and All the Shareholders dated February 28, 2007 (2)

    4.11       Share  Purchase   Agreement  between  Ko  Ho  Group  and  Hongxin
               Insurance Agency of China And All the Shareholders dated March 14, 2007 (2)

    4.12 Agreement for Cooperation between Foshan Wanzhi S&T Company Ltd. and Ko Ho Management Ltd. dated May 7, 2007 (2)

    5.1 Opinion of Sheppard Shalinsky Brown, Barristers & Solicitors, counsel to the Company, as to the validity of the common shares*

    23.1       Consent of Danziger Hochman Partners LLP*

    23.2       Consent of Williams & Webster, P.S.*

    23.3 Consent of Sheppard Shalinsky Brown, Barristers & Solicitors (included in Exhibit 5.1)*



* previously filed




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

(1) Incorporated by reference from the Company's annual report on Form 20-F filed on June 28, 2002 or the Company's registration statement on Form 20-F filed with the Securities and Exchange Commission on December 19, 2001.


(2)  Incorporated  herein by  reference  to certain  exhibits  to the  Company's
     Annual Report on Form 20-F for the year ended December 31, 2006 filed on July 2, 2007.


Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss.210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Not withstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby further undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3/A1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada, on December 13, 2007.


OXFORD INVESTMENTS HOLDINGS INC.


By: /s/ Michael Donaghy
Name: Michael Donaghy
Title: President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Michael Donaghy

Name: Michael Donaghy
Title: President, Chief Executive Officer and Director
Date: December 13, 2007


/s/ Michael Donaghy

Name: Michael Donaghy
Title: Acting Chief Financial Officer (principal financial and accounting officer)
Date: December 13, 2007


/s/ Paul Bilewicz

Name: Paul Bilewicz
Title: Director
Date: December 13, 2007


/s/ Hon. Douglas Lewis
Name: Hon. Douglas Lewis
Title: Director
Date: December 13, 2007


/s/ Elton F. Norman

Name: Elton F. Norman
Title: Authorized Representative in the United States
Date: December 13, 2007













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